Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on April 4, 2022, by and between Riverview Acquisition Corp., a Delaware corporation (the “SPAC”), Westrock Coffee Holdings, LLC, a Delaware limited liability company (“Westrock” or the “Company”), and the undersigned subscriber (“Subscriber”).

RECITALS

WHEREAS, concurrently with the execution of this Subscription Agreement, the SPAC is entering into a Transaction Agreement, by and among Westrock, Origin Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Westrock (“Merger Sub I”), Origin Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Westrock (“Merger Sub II ”), and the SPAC, pursuant to which (a) Westrock shall convert from a Delaware limited liability company to a Delaware corporation (the “Conversion”), (b) immediately following confirmation of the Conversion, Merger Sub I will merge with and into SPAC (the “SPAC Merger”), the separate existence of Merger Sub I will cease and SPAC will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of Westrock (the “SPAC Merger Surviving Company”), and (c) immediately following confirmation of the SPAC Merger, the SPAC Merger Surviving Company will merge with and into Merger Sub II (the “LLC Merger”), the separate existence of the SPAC Merger Surviving Company will cease and Merger Sub II will be the surviving entity of the LLC Merger and a direct wholly owned subsidiary of Westrock (such agreement as amended, supplemented, restated or otherwise modified from time to time, the “Transaction Agreement” and, the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the SPAC, immediately prior to the consummation of the Transaction, that number of shares of the SPAC’s Class A common stock, par value $0.001 per share (the “Class A Shares”), set forth on the signature page hereto (the “Committed Shares”, as may be decreased by any Non-Redeemed Shares (as defined below) pursuant to Section 1(b), collectively, the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and, the aggregate of such Per Share Price for all Subscribed Shares, the “Purchase Price”), and the SPAC desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the SPAC;

WHEREAS, concurrently with the execution of this Subscription Agreement, each of the SPAC and Westrock are parties to subscription agreements (the “Other Subscription Agreements” and, together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with the Subscriber, the “Subscribers”), pursuant to which such Other Subscribers have agreed to purchase on the Closing Date (as defined below), inclusive of the Subscribed Shares, an aggregate amount of up to [22,150,000] Class A Shares (and [2,850,000] shares of Westrock) at the Per Share Price (the “Other Subscribed Shares” and, together with the Subscribed Shares, the “Collective Subscribed Shares”); and

WHEREAS, with respect to any obligations existing in this Subscription Agreement, following consummation of the Transaction, for the avoidance of doubt, (i) Westrock shall be the public issuer, (ii) the term “SPAC” shall refer to Westrock and (iii) the term “Subscribed Shares” as defined above shall refer to the shares of common stock, par value $0.01 of Westrock (“Westrock Common Shares”), into which the Subscribed Shares were converted on a one-for-one basis as a result of the SPAC Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Subscription.

(a)         Subject to the terms and conditions hereof, at the Closing, the Subscriber hereby agrees to subscribe for and purchase, and the SPAC hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Committed Shares as set forth on the signature page of this Subscription Agreement.

(b)        Notwithstanding anything to the contrary contained in this Subscription Agreement, if (i) the Subscriber holds any Class A Shares acquired after the date hereof, along with any related Redemption Rights (such shares acquired after the date hereof, the “Eligible Shares”) as of the fifth calendar day after the effectiveness of Westrock’s Registration Statement on Form S-4 and the SPAC’s Proxy Statement; and (ii) the Subscriber (1) does not exercise any right to redeem or convert Class A Shares in connection with the redemption conducted by the SPAC in accordance with the SPAC’s organizational documents and final IPO prospectus in conjunction with the Closing (“Redemption Rights”) with respect to such Eligible Shares (including revoking any prior redemption or conversion elections made with respect to such Eligible Shares), (2) does not Transfer such Eligible Shares prior to the Closing Date, (3) does not vote such Eligible Shares with respect to any proposal contained in the SPAC’s proxy statement seeking stockholder approval of the Transactions (the “Proxy Statement”), and (4) notifies the SPAC of purchase price paid for each Eligible Share, then such Eligible Shares shall be “Non-Redeemed Shares”, and the number of Committed Shares the Subscriber is obligated to purchase under this Subscription Agreement may be reduced by the number of Non-Redeemed Shares. In order to decrease the Committed Shares, the Subscriber must, at least five Business Days prior to the date of the SPAC’s special stockholders meeting to be held pursuant to the Proxy Statement, deliver to the SPAC a certificate in the form attached hereto as Annex A, and shall further, upon the SPAC’s request, promptly provide such additional documents reasonably requested by the SPAC relating to the Eligible Shares. For purposes of this Section 1(b), “Transfer” means any (x) sale, offer to sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to any relevant securities, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any relevant securities, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(c)         The Subscriber acknowledges and agrees that the SPAC reserves the right to accept or reject the Subscriber’s subscription for the Subscribed Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by the SPAC only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the SPAC, which the SPAC may do so in counterpart form. In the event of rejection of the subscription by the SPAC or the termination of this Subscription Agreement in accordance with the terms hereof, any payment made by the Subscriber hereunder will be returned promptly (within three Business Days) to the Subscriber along with this Subscription Agreement, and this Subscription Agreement shall (subject to Section 9) have no force or effect.

(d)         The SPAC shall notify the Subscriber at least fifteen Business Days prior to the Closing if the SPAC elects to reduce the number of Subscribed Shares to be issued and sold to Subscriber pursuant to this Subscription Agreement.

2.           Closing.

(a)         The consummation of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and immediately prior to or substantially concurrently with, the consummation of the Transaction (the “Closing Date”).

(b)         At least seven Business Days before the anticipated Closing Date, the SPAC shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date, (ii) that the SPAC reasonably expects all conditions to the closing of the Transaction to be satisfied or waived, and (iii) the wire instructions for delivery of the Purchase Price to the SPAC. Subscriber shall deliver via wire transfer to the account specified in the Closing Notice, no later than two Business Days prior to the Closing Date, the Purchase Price in cash, such cash to be held by the SPAC in escrow until the Closing. On the Closing Date, the SPAC shall confirm to Subscriber in writing (it being understood that an email confirmation is sufficient) that all conditions to the closing of the Transaction have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction) and deliver to Subscriber against the payment of the Purchase Price thereof (i) the Subscribed Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), registered in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a statement of the SPAC’s transfer agent confirming the issuance and delivery of the Subscribed Shares to the Subscriber (or such nominee or custodian) on and as of the Closing Date. Upon delivery of the Subscribed Shares to Subscriber (or its nominee or custodian, if applicable), the Purchase Price may be released by the SPAC from escrow. In the event that the consummation of the Transaction does not occur within two Business Days after the anticipated Closing Date specified in the Closing Notice, the SPAC shall promptly (but in no event later than three Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the SPAC by wire transfer of immediately available funds to the account specified by Subscriber, and any book entries shall be cancelled. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which banks located in New York, New York, are required or authorized by law to be closed. Notwithstanding such return or cancellation, (x) a failure to consummate the Transaction on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 8 herein, Subscriber shall remain obligated (A) to redeliver funds to the SPAC in escrow following the SPAC’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2.

(c)        The Closing shall be subject to the satisfaction or valid waiver in writing by both the SPAC, on the one hand, and the Subscriber, on the other, of the conditions that, on the Closing Date:

(i)
no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(ii)
all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the closing of the Transaction (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement), but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction) or waived in writing by the party entitled to the benefit thereof under the Transaction Agreement.

(d)          The obligation of the SPAC to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the SPAC of the additional conditions that, on the Closing Date:

(i)
all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects and (B) representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified as to materiality or Subscriber Material Adverse Effect, in all respects) as of such date) and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of such representations and warranties of the Subscriber contained in this Subscription Agreement as of the Closing Date; and

(ii)
Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e)        The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i)
all representations and warranties of the SPAC and the Company contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or SPAC Material Adverse Effect or Company Material Adverse Effect (each, as defined below), which representations and warranties shall be true and correct in all respects and (B) representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified as to materiality or SPAC Material Adverse Effect or Company Material Adverse Effect, in all respects) as of such date) and consummation of the Closing shall constitute a reaffirmation by the SPAC of each of such representations and warranties of the SPAC contained in this Subscription Agreement as of the Closing Date;

(ii)
the SPAC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)
the Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall not have been terminated, rescinded or rendered invalid, illegal or unenforceable by law or otherwise without the Transaction being consummated, and the terms of the Transaction Agreement shall not have been amended, modified or waived in a manner that would materially adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent to such amendment, modification or waiver.

(f)          At least three Business Days prior to the Closing, Subscriber shall deliver all such other information as is reasonably requested in order for the SPAC to issue the Subscribed Shares to Subscriber, including, without limitation, a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3.           SPAC Representations and Warranties. The SPAC represents and warrants to Subscriber and Westrock that:

(a)        The SPAC (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the SPAC that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the SPAC or on the SPAC’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(b)         The Subscribed Shares are or, as of the Closing Date, will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights created under the SPAC’s organizational documents (as in effect at the time of such issuance) or the laws of its jurisdiction of incorporation.

(c)         This Subscription Agreement has been duly authorized, executed and delivered by the SPAC, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)         Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Subscription Agreement, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the SPAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the SPAC pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the SPAC is a party or by which the SPAC is bound or to which any of the property or assets of the SPAC is subject; (ii) the organizational documents of the SPAC; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the SPAC or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a SPAC Material Adverse Effect.

(e)         Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Subscription Agreement, the SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 7 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with in the United States Securities and Exchange Commission (the “Commission”) under Regulation D of the Securities Act of 1933 as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder, if applicable (iv) those required by Nasdaq, including with respect to obtaining stockholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have a SPAC Material Adverse Effect.

(f)          A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, required to be filed by the SPAC with the Commission since its initial registration of the Class A Shares under the Exchange Act (the “SEC Reports”) is available to Subscriber via the Commission’s EDGAR system. As of their respective dates, all SEC Reports complied in all material respects with the requirements of the Securities Act, and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates to changes to historical accounting policies of the SPAC in connection with any order, directive, guideline, comment or recommendation from the Commission or the SPAC’s auditors or accountants that is applicable to the SPAC or the SPAC’s auditor or accountants, nor shall any correction, amendment or restatement of the SPAC’s financial statements resulting from or relating to such result in a breach of any representation or warranty by the SPAC. Except as would not, individually or in the aggregate, be reasonably likely to have a SPAC Material Adverse Effect, the SPAC has timely filed each report, statement, schedule, prospectus, and registration statement that the SPAC was required to file with the Commission since its initial registration of the Class Shares under the Exchange Act. Except as would not, individually or in the aggregate, be reasonably likely to have a SPAC Material Adverse Effect, there are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(g)        The SPAC is in compliance with all applicable law, except where such non-compliance would not be reasonably likely to have a SPAC Material Adverse Effect. The SPAC has not received any written communication from a governmental authority that alleges that the SPAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

(h)         Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a SPAC Material Adverse Effect, there is no (i) action, suit, claim, arbitration or other proceeding, in each case by or before any governmental authority or arbitrator pending, or, to the knowledge of the SPAC, threatened against the SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the SPAC.

(i)         As of the date hereof, the issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “RVAC” (it being understood that the trading symbol will be different for Westrock upon completion of the Transaction). There is no suit, action, proceeding or investigation pending or, to the knowledge of the SPAC, threatened against the SPAC by the Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on the Nasdaq. Except as contemplated by the Transaction Agreement, the SPAC has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act.

(j)        Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the SPAC to Subscriber.

(k)        Neither the SPAC nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. Neither the SPAC, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the SPAC on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Subscribed Shares under the Securities Act.

(l)          As of the date of this Subscription Agreement, the authorized capital stock of the SPAC consists of (i) 100,000,000 shares of the SPAC’s common stock, par value $0.001 per share, with (A) 85,000,000 shares being designated as Class A Shares and (B) 15,000,000 shares being designated as Class B common stock, par value $0.001 per share (“Class B Shares”), and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Shares”). As of the date of this Subscription Agreement, (i) 25,000,000 Class A Shares and 6,250,000 Class B Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of the SPAC’s common stock are held in the treasury of the Company, (iii) 7,400,000 private placement warrants (the “Private Placement Warrants”) are issued and outstanding and 7,400,000 Class A Shares are issuable in respect of such Private Placement Warrants, and (iv) 12,500,000 public warrants (the “Public Warrants”) are issued and outstanding and 12,500,000 Class A Shares are issuable in respect of such Public Warrants. As of the date of this Subscription Agreement, there are no Preferred Shares issued and outstanding. Each Private Placement Warrant and Public Warrant is exercisable for one Class A Share at an exercise price of $11.50. As of the date of this Subscription Agreement, the SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. Except for such matters as have not had, individually or in the aggregate, a SPAC Material Adverse Effect, as of the date hereof there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the SPAC, threatened against the SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the SPAC.

(m)        The SPAC has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable.

(n)        The SPAC is not, and immediately after receipt of payment of the Purchase Price, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.           Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a)        The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of formation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, members’ equity or results of operation of the Company or the  Company’s ability to consummate the transactions contemplated hereby.

(b)         This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber and SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)       Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5 and SPAC set forth in Section 3 of this Subscription Agreement, the execution and delivery of this Subscription Agreement and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(d)       As of the date hereof, the Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)         As of the Closing Date, the issued and outstanding Westrock Common Shares will be registered pursuant to Section 12(b) of the Exchange Act, and will be listed for trading on Nasdaq or another national stock exchange.

(f)       The Company is not, and immediately after the consummation of the Transaction and the transactions contemplated by this Agreement and the Other Subscription Agreements will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.           Subscriber Representations and Warranties. Subscriber represents and warrants to the SPAC and Westrock that:

(a)         Subscriber (i) if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)         This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)         The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is an entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to timely consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)         Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) satisfying the applicable requirements set forth on Annex B, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the SPAC with the requested information on Annex B following the signature page hereto).

(e)         Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that the SPAC is not required to register the Subscribed Shares except as set forth in Section 7 of this Subscription Agreement. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the SPAC or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry statements representing the Subscribed Shares shall contain a legend to such effect. As a result of these transfer restrictions, Subscriber understands that Subscriber may not be able to readily resell, offer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f)         Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the SPAC. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the SPAC, Westrock or any other party to the Transaction or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the SPAC or Westrock set forth in this Subscription Agreement.

(g)      In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of the SPAC and Westrock in this Agreement. Subscriber acknowledges and agrees that Subscriber has received or had access to such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the SPAC and the Transaction (including Westrock and its business). Subscriber acknowledges that the Subscriber has consulted with Subscriber’s own legal, accounting, financial, regulatory and tax advisors, to the extent the Subscriber deemed appropriate to make an investment decision with respect to the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the SPAC’s filings with the Commission.  Subscriber acknowledges and agrees that certain information provided by the SPAC was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges and agrees that the information provided to Subscriber was preliminary and subject to change, and that any changes to such information, including, without limitation, the information in the registration statement and the Proxy Statement that Westrock intends to file with the Commission (which will include substantial additional information about the SPAC, Westrock and the Transaction and will update and supersede the information previously provided to Subscriber) and any changes based on updated information or changes in terms of the Transaction, shall in no way impact Subscriber’s obligation to purchase the Subscribed Shares hereunder.

(h)        Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the SPAC and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the SPAC. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the SPAC represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)         Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SPAC’s filings with the Commission. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares.

(j)          Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the SPAC. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)         Subscriber understands and agrees that no federal or state agency has passed judgment upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l)       Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

(m)       Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the SPAC.

(n)         No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the SPAC as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the SPAC from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(o)       If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the SPAC, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(p)         At the Closing, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 1 and consummate the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement.

(q)        Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the SPAC promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 5(q), “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

(r)          Subscriber agrees that none of (i) any Other Subscriber pursuant to any Other Subscription Agreement or any other agreement related to the private placement of Class A Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Other Subscriber), or (ii) the SPAC, its affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents, employees or representatives, shall be liable to any Other Subscriber pursuant to this Subscription Agreement or any other agreement with the Subscriber related to the private placement of Class A Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares hereunder.

(s)         No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber based on an arrangement made by the Subscriber or its affiliates for which SPAC or Westrock or their affiliates are or may be liable.

(t)          Subscriber acknowledges and is aware that Stephens, Inc. is acting as financial advisor to the SPAC in connection with the Transaction.

6.           Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement until the earlier of the Closing or the termination of this Subscription Agreement in accordance with its terms, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage, directly or indirectly, in any Short Sales with respect to securities of the SPAC. For purposes of this Section 6, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. For the avoidance of doubt, nothing contained herein shall prohibit Subscriber from engaging in any purchase of securities by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s subscription (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

7.           Registration of Subscribed Shares.

(a)         Westrock agrees that, within thirty (30) days following the Closing (the “Filing Deadline”), Westrock will file with the Commission (at Westrock’s sole cost and expense) a registration statement registering the resale of the Westrock Common Shares resulting from the exchange of the Subscribed Shares in the SPAC Merger (the “Registration Statement”), and Westrock shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline and (ii) the 10th Business Day after the date Westrock is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. Westrock shall provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber shall have an opportunity to withdraw the Subscribed Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents Westrock from including any or all of the Westrock Common Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Westrock Common Shares held by Subscriber or any Other Subscriber or otherwise, such Registration Statement shall register for resale such number of Westrock Common Shares which is equal to the maximum number of Westrock Common Shares as is permitted to be registered by the Commission. In such event, the number of Westrock Common Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Westrock agrees that, except for such times as Westrock is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Westrock will use commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber until the earliest of (i) two years from the date on which the Registration Statement is initially declared effective by the Commission, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 under the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, Westrock shall use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 under the Securities Act (when Rule 144 under the Securities Act becomes available to Westrock), as applicable, qualify the Subscribed Shares for listing on the applicable stock exchange on which the common shares of Westrock are then listed, and update or amend the Registration Statement as necessary to include the Subscribed Shares. The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, of Subscribed Shares to Westrock (or its successor) upon request to assist Westrock in making the determination described above. Westrock’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the SPAC such information regarding Subscriber, the securities of Westrock held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by Westrock to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the SPAC may reasonably request that are customary for a selling stockholder in similar situations. In the case of the registration effected by Westrock pursuant to this Subscription Agreement, Westrock shall, upon reasonable request, inform Subscriber as to the status of such registration. Notwithstanding anything to the contrary contained herein, Westrock may delay or postpone the effectiveness of the Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if (i) an amendment to the Registration Statement would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (ii) the negotiation or consummation of a transaction by Westrock or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, Westrock’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Westrock in the Registration Statement of material information that Westrock has a bona fide business purpose for keeping confidential, and the non-disclosure of (i) or (ii) in the Registration Statement would be expected, in the reasonable determination of Westrock’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided that (x) Westrock shall not so delay, postpone or suspend the effectiveness or use of the Registration Statement on more than two occasions or for more than ninety (90) consecutive calendar days or more than one-hundred twenty (120) total calendar days, in each case during any twelve (12) month period, and (y) Westrock shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to have such Registration Statement declared effective by the Effectiveness Deadline shall not otherwise relieve Westrock of its obligations to file or effect the Registration Statement set forth in this Section 7.

(b)         Upon receipt of any written notice from Westrock (which notice shall not contain any material non-public information regarding Westrock) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which Westrock agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Westrock that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Westrock unless otherwise required by law, subpoena or regulatory request or other requirement. If so directed by Westrock, Subscriber will deliver to Westrock, in Westrock’s sole discretion, destroy all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (x) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(c)         Subscriber may deliver written notice (an “Opt-Out Notice”) to Westrock requesting that Subscriber not receive notices from Westrock otherwise required by this Section 6; provided, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Westrock shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Westrock in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(c)and the related suspension period remains in effect, Westrock shall so notify Subscriber, within two (2) Business Days of Subscriber’s notification to Westrock, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter shall provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(d)         Westrock shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, employees, members, managers, partners, shareholders and agents of Subscriber, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Westrock of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Westrock by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder, in each case, in connection with the registration of the Subscribed Shares; provided, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Westrock (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Westrock be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of Subscriber to deliver or cause to be delivered a prospectus made available by Westrock in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Westrock, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Section 7. Westrock shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which Westrock is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by Subscriber.  Subscriber shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Westrock, the officers, directors, employees, members, managers, partners, shareholders and agents of Westrock, and each person who controls Westrock (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, solely to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Westrock by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder, in each case, in connection with the registration of the Subscribed Shares; provided, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed).  Subscriber shall notify Westrock promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which Subscriber is aware. The indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by Subscriber.

(e)        Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its written consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)         If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 7(d) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification or contribution obligation.

8.          Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, and (d) the date that is nine (9) months from the date hereof; provided that nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The SPAC shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. For the avoidance of doubt, if any termination hereof occurs after the delivery by Subscriber of the Purchase Price for the Subscribed Shares, the SPAC shall promptly (but not later than one (1) Business Day thereafter) return the Purchase Price to Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

9.           Trust Account Waiver. Subscriber hereby acknowledges that the SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the SPAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the SPAC, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 9 shall (i) be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the SPAC’s Amended and Restated Certificate of Incorporation in respect of any redemptions by Subscriber of its Class A Shares acquired by any means other than pursuant to this Subscription Agreement, (ii) serve to limit or prohibit Subscriber’s right to pursue a claim against the SPAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (iii) serve to limit or prohibit any claims that Subscriber may have in the future against SPAC’s assets or funds that are not held in the Trust Account, or (iv) be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Shares acquired by any means other than pursuant to this Subscription Agreement.

10.         Miscellaneous.

(a)          All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 10(a), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 10(a).

(b)        If the Subscribed Shares are eligible to be sold pursuant to an effective Registration Statement or without restriction under Rule 144, then at Subscriber’s request, including in connection with any transfer by Subscriber to the account of a DTC participant with or without prior sale, Westrock will cause Westrock’s transfer agent (the “Transfer Agent”) to remove any remaining restrictive legend set forth on such Subscribed Shares. In connection therewith, if required by the Transfer Agent, Westrock shall promptly cause an opinion of counsel in customary form to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to issue such Subscribed Shares without any such legend.

(c)         Subscriber acknowledges that the SPAC, Westrock and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the SPAC and Westrock if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The SPAC acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the SPAC agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the SPAC set forth herein are no longer accurate in all material respects.

(d)         Each of the SPAC, Westrock and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)         Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein (for the avoidance of doubt, other than as provided in Section 7).

(f)          Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any, and Subscriber’s rights under Section 7) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the SPAC hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the SPAC may transfer the Subscription Agreement and its rights hereunder in connection with the consummation of the Transaction). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or, with the prior written consent of the SPAC and Westrock, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g)          All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h)         The SPAC may request from Subscriber such additional information as the SPAC may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested; provided, that the SPAC agrees to keep any such information provided by Subscriber confidential. Subscriber acknowledges that the SPAC may file a copy of this Subscription Agreement with the Commission as an exhibit to a periodic report of the SPAC or a registration statement of the SPAC.

(i)          Each of the SPAC and Subscriber hereto agrees that the Subscriber’s identity, as well as the nature of the Subscriber’s obligations hereunder, may be disclosed in public announcements and disclosures required by the Commission, including in any registration statements, proxy statements, consent solicitation statements and other Commission filings to be filed by the SPAC or Westrock in connection with the Transaction; provided that such disclosure is limited to the extent required to comply with law, rules or regulations, in response to a comment or request from the staff of the Commission or another regulatory agency or under Nasdaq regulations; provided further that, to the extent permitted by the foregoing, Subscriber shall have an opportunity to review all disclosures in which it is named prior to filing or public release. In all other cases, each of the SPAC and Westrock acknowledge and agree that the it will not, and will cause its representatives not to publicly make reference to the Subscriber or any of its affiliates in connection with the Transaction or this Subscription Agreement, including in a press release or marketing materials of the SPAC or Westrock or for any similar or related purpose (provided that each of the SPAC and Westrock may disclose its entry into this Subscription Agreement and the Purchase Price) without the prior written consent of the Subscriber.

(j)        This Subscription Agreement may not be amended, modified or waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(k)         This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as otherwise provided in Section 7(d) and Section 10(l), this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective permitted successors and assigns.

(l)         Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(m)        If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n)        This Subscription Agreement may be executed and delivered in counterparts (including by electronic mail or in .pdf, including DocuSign) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o)        The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the SPAC shall be entitled to specifically enforce Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto acknowledge and agree that Subscriber shall be entitled to specifically enforce SPAC’s obligations to deliver the Subscribed Shares and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 10(o) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(p)        No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(q)        This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r)         EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s)       The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the state of Delaware) (collectively the “Designated Courts”). Each party hereto hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereto hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 10(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties hereto have submitted to jurisdiction as set forth above.

(t)          This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, sponsor, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(u)        The SPAC shall, by 9:00 a.m., New York City time, on the first Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction and any other material, nonpublic information that the SPAC has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the SPAC’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the SPAC or any of its officers, directors or employees. If any change in the number, type or classes of authorized shares of the SPAC (including the Class A Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(v)         The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the SPAC or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(w)        On the Closing Date, Westrock shall cause the Legacy Westrock Common Holders (as defined in Annex C) to enter into the Liquidation Support Agreement, in substantially the form set forth on Annex C hereto, with the Subscriber.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the SPAC, Subscriber and Westrock has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

RIVERVIEW ACQUISITION CORP.

By:	/s/ Will Thompson
Name: Will Thompson
Title: Chief Financial Officer Address for Notices:

SUBSCRIBER:

By:
Name:
Title:

WESTROCK COFFEE HOLDINGS, LLC

By:
Name:
Title: Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:		$10.00

Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the SPAC specified by the SPAC in the Closing Notice.

[Signature Page to PIPE Subscription Agreement]

ANNEX A

SUBSCRIBER CERTIFICATE – NON-REDEEMED SHARES

Pursuant to Section 1(b) of the Subscription Agreement, dated April 4, 2022 (the “Subscription Agreement”), between Riverview Acquisition Corp. and the Subscriber named below, the undersigned (“Subscriber”) hereby certifies as follows:

(i)	The Subscriber wishes to decrease the number of Committed Shares which it is obligated to purchase under the Subscription Agreement by ____________ Non-Redeemed Shares.
(ii)
The Subscriber hereby represents and warrants that the shares listed in clause (i) qualify as Non-Redeemed Shares. In connection therewith, the Subscriber agrees and acknowledges that in order to qualify as Non-Redeemed Shares, (a) such shares (along with any related Redemption Rights) must have been acquired on or after April 4, 2022 and held by the Subscriber as of fifth calendar day after the effectiveness of Westrock’s Registration Statement on Form S-4 and the SPAC’s Proxy Statement, (b) the Subscriber shall not exercise any Redemption Rights with respect to such shares (and shall revoke any prior redemption or conversion election made with respect to such shares), (c) the Subscriber may not Transfer such shares prior to the Closing Date, and (d) such shares will not be voted with respect to any proposal contained in the Proxy Statement. The Subscriber further agrees and acknowledges that it shall not take any action in breach of any of the foregoing clauses (b) – (d).

(iii)	A true and correct Schedule of the dates and purchase prices of the Non-Redeemed Shares is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

By:
Name:
Title:

ANNEX B

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex B should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐
Subscriber is an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the SPAC or acting on behalf of an affiliate of the SPAC.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐
(a) Any individual (not a partnership, corporation, etc.) whose individual net worth (excess of total assets at fair market value, including homes (but excluding the value of the primary residence of such individual), automobiles and personal property, over total liabilities (excluding the amount of indebtedness secured by the individual’s primary residence up to its fair market value, but including the amount of any such indebtedness in excess of such fair market value)), or joint net worth with his or her spouse, or spousal equivalent, presently exceeds $1,000,000;

☐
(b) Any individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse, or spousal equivalent, in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;

☐	(c) Any director or executive officer (e.g., president or any vice president in charge of a principal business unit, division or function such as sales, administration or finance) of the SPAC;

☐
(d) Any corporation, partnership, Massachusetts business trust, limited liability company, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, or other entity, in each case not formed for the specific purpose of acquiring the Committed Shares and with total assets in excess of $5,000,000;

☐
(e) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Committed Shares, whose purchase would be directed by a “sophisticated person” as described in Rule 506(b)(2)(ii);

☐	(f) Any revocable trust which may be amended or revoked by the grantors, and all of the grantors satisfy the conditions of clauses (a), (b) or (c) above;

☐
(g) Any bank, broker or dealer, investment adviser, insurance company, investment company, Small Business Investment Company, employee benefit plan, state plan, private business development company meeting the criteria described in Rule 501(a) clause (1);

☐	(h) Any entity all the equity owners of which are “accredited investors” within one or more of the above categories;

☐
(i) Any a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

☐	(j) Any natural person who is a "knowledgeable employee," as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the Issuer; and

☐	(k) Any “family office” or “family client” as defined in rule 202(a)(11)(G)-1 that meets the requirements described in Rule 501(a) clause (12).

SUBSCRIBER:

By:
Name:
Title:

Annex C
Form of Liquidation Support Agreement